Exhibit 5.2
[Sullivan & Cromwell LLP Letterhead]
November 8, 2024

Eagle Bancorp, Inc.,
    7830 Old Georgetown Road, Third Floor,
        Bethesda, Maryland 20814.
Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of $77,665,000 principal amount of 10.00% Senior Notes due 2029 (the “Exchange Notes”) of Eagle Bancorp, Inc., a Maryland corporation (the “Company”), to be issued, in exchange for the Company’s notes of the same series, pursuant to the Indenture, dated as of September 30, 2024 (the “Indenture”), between the Company and Wilmington Trust, N.A., as trustee (the “Trustee”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement on Form S-4 relating to the Exchange Notes (the “Registration Statement”) has become effective under the Act, the terms of the Exchange Notes and of their issuance have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Exchange Notes.
The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion, we have assumed that the Company is validly existing under the laws of the State of Maryland and has corporate and authority power to create, issue and sell the Exchange Notes in the manner provided in the Registration Statement, and that insofar as the laws of the State of Maryland are concerned the Indenture has been duly authorized, executed and delivered by the Company and the Exchange Notes have been duly authorized by the Company. We understand that you are relying upon the opinion, dated the date hereof, of Scott Bernstein, counsel to the Company, that the Company validly exists under the laws of the State of Maryland and has corporate power to create, issue and sell the Exchange Notes in the manner provided in the Registration Statement, and that insofar as the laws of the State of Maryland are concerned the Indenture has been duly authorized, executed and delivered by the Company and the Exchange Notes have been duly authorized by the Company. Our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Scott Bernstein.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, that the Exchange Notes will conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Exchange Notes will have been duly signed by one of the Trustee’s authorized officers and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Exchange Notes” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Sullivan & Cromwell LLP